                                                                   EXHIBIT 15


                               Power-of-Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON and MALLARY L. REZNIK or each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.



SIGNATURE                  TITLE                            DATE
---------                  -----                            ----
/s/ ELI BROAD               Chief Executive Officer         December 8, 2000
----------------------     and Chairman of the Board
Eli Broad                    (Principal Executive
                                   Officer)



/s/ MARC H. GAMSIN           Senior Vice President          December 8, 2000
----------------------           and Director
Marc H. Gamsin


/s/ N. SCOTT GILLIS          Senior Vice President          December 8, 2000
----------------------           and Director
N. Scott Gillis              (Principal Financial
                                   Officer)


/s/ JAMES R. BELARDI         Senior Vice President          December 8, 2000
----------------------           and Director
James R. Belardi



/s/ JANA W. GREER            Senior Vice President          December 8, 2000
----------------------          and Director
Jana W. Greer



/s/ MAURICE S. HEBERT           Vice President              December 8, 2000
----------------------          and Controller
Maurice S. Hebert            (Principal Accounting
                                   Officer)


/s/ JAY S. WINTROB              President and               December 8, 2000
----------------------             Director
Jay S. Wintrob
